                                   FORM 8-K/A

                                AMENDMENT NO. 1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 -------------

                                 CURRENT REPORT

                        Pursuant to Section 13 of 15(d)
                   of the Securities and Exchange Act of 1934


                                 -------------


                      Date of Report:  September 25, 1996


                              BAYLAKE CORPORATION
- -------------------------------------------------------------------------------


       Wisconsin                   0-8679                      39-1268055
- -------------------------------------------------------------------------------
     (State or other           (Commission File           (I.R.S.  Employer
     jurisdiction of                 Number)              Identification No.)
     incorporation)


          217  NORTH FOURTH AVENUE,   STURGEON BAY,  WISCONSIN       54235
- --------------------------------------------------------------------------------
                   (Address of principal executive officers)




Registrant's telephone number, including area code (414)-743-5551

This Amendment No. 1 to the Form 8-K dated September 25, 1996 is being made to file the audited financial statements and pro forma financial statements referred to below. Such statements were unavailable at the time of the original Form 8-K filing, but the registrant committed to filing an amendment including those statements within 60 days of that filing.


                                  * * * * * *

Item 7. Financial Statements and Exhibits

(a)  Financial statements of business acquired:

     The following audited financial statements of Four Seasons are included in this Amendment No. 1:

     Consolidated Statement of Condition at June 30, 1996

     Consolidated Statement of Income for the Year Ended June 30, 1996

     Consolidated Statement of Stockholder Equity for the Year Ended June 30,
     1996

     Consolidated Statement of Cash Flows for the Year Ended June 30, 1996

     Notes to Consolidated Financial Statements

(b)  Pro forma financial information:

     The following unaudited pro forma financial statements of Baylake Corp. (the "Company"), giving effect to its acquisition of Four Seasons of Wis., Inc. ("Four Seasons"), are included in this Amendment No. 1:

     Combined Balance Sheet at June 30, 1996

     Combined Statement of Income Summary for the six months ended June 30, 1996 and the Year ended December 31, 1995

     Combined Statements of Income for the six months ended June 30, 1996

     Combined Statements of Income for the Year ended December 31, 1995

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                       CONSOLIDATED FINANCIAL STATEMENTS
                                      and
                             REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                        For the Year Ended June 30, 1996

                          FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin



                               TABLE OF CONTENTS



                                                                  Page
                                                                  ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 1

FINANCIAL STATEMENTS
     Consolidated Statement of Condition                         2 - 3
     Consolidated Statement of Income                              4
     Consolidated Statement of Stockholder Equity                  5
     Consolidated Statement of Cash Flows                        6 - 7
     Notes to Consolidated Financial Statements                  8 - 24

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Four Seasons of Wis., Inc.
Manawa, Wisconsin

     We have audited the accompanying consolidated statement of condition of Four Seasons of Wis., Inc., and subsidiaries as of June 30, 1996, and the related consolidated statements of income, stockholder equity, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly the financial position of Four Seasons of Wis., Inc., and subsidiaries at June 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




Madison, Wisconsin                                     SMITH & GESTELAND, LLP
July 18, 1996

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin
                      CONSOLIDATED STATEMENT OF CONDITION
                                 June 30, 1996


         ASSETS

Cash and due from banks                                                 $ 1,130,350
Investment securities available for sale
     (at market)                                                         28,533,704

Investment securities held to maturity
   (market value of $1,166,000)                                           1,166,000

Loans                                                                    12,337,825
   Less:  Allowance for loan losses                                         120,670
                                                                        -----------
        Loans, net of allowance for loan losses                          12,217,155

Federal funds sold                                                       11,854,000

Bank premises and equipment                                                  75,294

Accrued interest receivable                                                 481,458

Deferred income taxes                                                        79,877

Other assets                                                                241,216
                                                                        -----------




            Total assets                                                $55,779,054
                                                                        ===========




    The accompanying notes are an integral part of the financial statements.

         LIABILITIES

Domestic deposits
   Noninterest bearing                                       $ 3,214,049
   Interest bearing
     NOW                                                       2,992,521
     Savings                                                   7,973,408
     Time, $100,000 and over                                   4,819,194
     Other time                                               27,862,930
                                                             -----------

     Total interest bearing                                   43,648,053
                                                             -----------

     Total deposits                                           46,862,102

Income taxes payable                                              21,062
Accrued expenses and other liabilities                           467,450
                                                             -----------

     Total liabilities                                        47,350,614

     STOCKHOLDER EQUITY

Common stock no par value - authorized 4,000
   shares; issued and outstanding 3,241 shares                   313,324
Additional paid-in capital                                       622,125
Retained earnings                                              8,398,135
Net unrealized loss on securities available
   for sale, net of tax of $26,991                              (905,144)
                                                             -----------

     Total stockholder equity                                  8,428,440
                                                             -----------

     Total liabilities and stockholder equity                $55,779,054
                                                             ===========

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin
                        CONSOLIDATED STATEMENT OF INCOME
                        For the Year Ended June 30, 1996


Interest income
   Interest and fees on loans                                    $1,135,312
   Interest on investment securities
     Taxable                                                      2,396,228
     Exempt from federal income taxes                               139,824
                                                                 ----------

         Total interest income                                    3,671,364
                                                                 ----------
Interest expense
   Interest on deposits                                           2,334,942
   Interest on short-term borrowings                                  3,000
                                                                 ----------

         Total interest expense                                   2,337,942
                                                                 ----------
         Net interest income                                      1,333,422

Provision for loan losses
                                                                 ----------
         Net interest income after provision for
            loan losses                                           1,333,422
                                                                 ----------
Other income
      Fees from loan servicing                                        2,286
      Fees for other services to customers                           94,626
      Investment securities gains, net                              151,002
      Other income                                                   76,793
                                                                 ----------

         Total other income                                         324,707
                                                                 ----------
Other expenses
      Salaries and employee benefits                                517,877
      Occupancy expense                                              56,205
      Equipment expense                                              27,439
      Data processing and courier                                    52,864
      Operation of other real estate                                 50,507
      Other operating expenses                                      380,185
                                                                 ----------

        Total other expenses                                      1,085,077
                                                                 ----------

         Income before income taxes                                 573,052

Income tax expense                                                  268,989
                                                                 ----------

         NET INCOME                                              $  304,063
                                                                 ==========
Earnings per common share                                            $93.82


    The accompanying notes are an integral part of the financial statements.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                  CONSOLIDATED STATEMENT OF STOCKHOLDER EQUITY
                        For the Year Ended June 30, 1996

                                                                  Net
                                                               Unrealized
                                              Additional      Gain (Loss)
                                   Common       Paid-In       on Securities        Retained
                                   Stock        Capital     Available for Sale     Earnings
                                  ------      ----------   ------------------      --------
Balance - July 1, 1995           $ 313,324     $ 22,125        $(329,255)         $ 8,094,072

Shareholder debt
  converted to equity                           600,000

Net income for the year                                                               304,063

Adjustment of investment
  securities available
  for sale at June 30,
  1996, net of
  $142,625 of deferred
  income taxes                                                   (575,889)
                                 ---------     ---------        ---------         -----------
Balance - June 30, 1996          $ 313,324     $ 622,125        $(905,144)        $ 8,398,135
                                 ---------     ---------        ---------         -----------





    The accompanying notes are an integral part of the financial statements.
                                       5

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        For the Year Ended June 30, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
   Interest received from:
     Loans                                                $ 1,127,238
     Investments                                            2,711,433
   Fees and service charges                                   173,705
   Interest paid to depositors                             (2,207,827)
   Interest paid to shareholder                                (3,000)
   Cash paid to suppliers and employees                      (976,309)
   Income taxes paid                                         (292,279)
                                                          -----------

       Net cash provided by operating activities              532,961
                                                          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of investment securities              2,237,320
   Principal payments received on investments              10,700,603
   Purchase of investments                                (10,956,000)
   Proceeds from sale of other assets                          57,459
   Loans made to customers in excess of principal
     collected                                             (1,773,002)
   Capital expenditures                                        (2,975)
                                                          -----------

       Net cash provided by investing activities              263,405
                                                          -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net decrease in demand deposits,
     NOW accounts, and savings accounts                    (1,546,097)
   Net increase in time deposits                              627,597
                                                          -----------

       Net cash used in financing activities                 (918,500)
                                                          -----------

       Net decrease in cash and due from banks               (122,134)

Cash and due from banks, beginning                          1,252,484
                                                          -----------
Cash and due from banks, ending                           $ 1,130,350
                                                          ===========




    The accompanying notes are an integral part of the financial statements.

Reconciliation of net income to net cash
   provided by operating activities:
     Net income                                                  $  304,063
     Adjustments to reconcile net income to net
       cash provided by operating activities:
         Depreciation                                                24,872
         Provision for losses on real estate owned                   38,488
         Accretion of discount on investments                       (16,578)
         Gain on sale of investment securities                     (151,002)
         Deferred income taxes                                      (59,283)
         Changes in assets and liabilities:
           Interest receivable                                      183,885
           Prepaids and other assets                                 39,111
           Interest payable                                         127,114
           Income taxes payable/receivable                           35,993
           Other liabilities                                          6,298
                                                                 ----------

         Net cash provided by operating activities               $  532,961
                                                                 ==========

 SCHEDULE OF NONCASH INVESTING AND
    FINANCING ACTIVITIES:
      Acquisition of property in lieu of foreclosure             $  139,619
      Shareholder debt converted to equity                          600,000

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - INFORMATION ABOUT THE COMPANY AND SUMMARY OF
         SIGNIFICANT ACCOUNTING POLICIES

         The company's consolidated financial statements include the accounts of the company, its wholly-owned subsidiary, The Bank - Manawa, and the wholly-owned subsidiary of the bank, Bond Investments, Inc. All significant intercompany items and transactions have been eliminated. See Note 14 related to the merger of the company.

         In 1995, the bank formed Bond Investments, Inc., as a wholly - owned subsidiary of the bank to manage certain bank assets available for investment.

         The bank grants commercial, personal, mortgage and agricultural loans to customers substantially all of whom are located in the Waupaca County, Wisconsin, area. Although the bank has a diversified portfolio, debtors' ability to honor their contracts is dependent upon the economic condition of the local industrial businesses, and commercial and agricultural industries.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Investment securities classified as held to maturity are those securities which the bank has both the intent and the ability to hold until maturity. Under this classification, securities are stated at cost, adjusted for amortization of premiums and accretion of discounts which are recognized as adjustments to interest income. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

         Investment securities available for sale are carried at market value. Adjustments up or down to market value are recorded as a separate component of equity, net of tax. Premium amortization and discount accretion are recognized as adjustments to interest income. Realized gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

         Loans are stated at face value, net of the allowance for loan losses. Interest on loans is calculated using the simple interest method on daily balances of the principal amount outstanding.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - INFORMATION ABOUT THE COMPANY AND SUMMARY OF
            SIGNIFICANT ACCOUNTING POLICIES (continued)

         The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current domestic and international economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. The allowance is increased by provisions for loan losses charged against income.

         The bank adopted SFAS No.'s 114 and 118, "Accounting by Creditors for Impairment of a Loan" and "Accounting by Creditors for Impairment of a Loan -Income Recognition and Disclosures" as of January 1, 1995. The adoption of SFAS 114 did not result in additional provisions for credit losses.

         The accrual of interest income is discontinued when a loan becomes 90 days past due as to principal or interest. When interest accruals are discontinued, interest credited to income in the current year is reversed, and interest accrued in the prior year is charged to the allowance for loan losses. If collectibility is in doubt, cash receipts on nonaccrual loans are used to reduce principal rather than being recorded as interest income.

         Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to operating expense over the estimated useful lives of the assets, using the straight-line and accelerated methods

         Other real estate, which is included in other assets, comprises properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties are carried at the lower of cost or fair value minus estimated costs to sell, based on appraised value at the date acquired. Loan losses arising from the acquisition of such property are charged against the allowance for loan losses. An allowance for losses on other real estate is maintained for subsequent valuation adjustments on a specific property basis.

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for loan losses, deferred compensation, market value adjustments of securities, and interest on nonaccrual loans for financial and income tax reporting. The deferred tax assets represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets are recovered.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - INFORMATION ABOUT THE COMPANY AND SUMMARY OF
            SIGNIFICANT ACCOUNTING POLICIES (continued)

         The company and its subsidiaries file a consolidated federal income
         tax return.   Each entity provides for income taxes on a
         separate-return basis, and remits to the company amounts determined to be currently payable, if any.

         Earnings per share are based on the weighted average number of shares outstanding during each year.

         For purposes of the statement of cash flows, the company considers cash and due from banks as cash and cash equivalents.

NOTE 2 - RESTRICTIONS ON CASH AND DUE FROM BANKS

         The company is required to maintain average reserve balances by the Federal Reserve Bank. The average amount of those reserve balances for the year ended June 30, 1996, was approximately $92,800.

NOTE 3 - INVESTMENT SECURITIES

         The amortized cost and estimated market values of investment securities are as follows:

                                                                June 30, 1996
                                              --------------------------------------------------
                                                              Gross      Gross       Estimated
                                               Amortized   Unrealized  Unrealized      Market
                                                 Cost        Gains       Losses        Value
                                               ---------   ----------  ----------   ----------

         Available for sale
         ------------------
          U.S. government
              agencies                       $27,518,488   $161,848   $1,093,226   $26,587,110
         Obligations of
           states and
           political
           subdivisions                        1,947,351     39,263       40,020     1,946,594
                                             -----------   --------   ----------   -----------
                                             $29,465,839   $201,111   $1,133,246   $28,533,704
                                             ===========   ========   ==========   ===========
          Held to maturity
          ----------------
            Obligations of
              states and
              political
              subdivisions                   $ 1,166,000   $          $            $ 1,166,000
                                             ===========   ========   ==========   ===========

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INVESTMENT SECURITIES (continued)

         Results of sales of securities available for sale were as follows:

                       Proceeds                $2,237,320
                       Realized gains             151,002

         The amortized cost and estimated market value of investments at June 30, 1996 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                  Available for Sale           Held to Maturity
                               -------------------------   --------------------------
                                             Estimated                    Estimated
                               Amortized       Market       Amortized      Market
                                 Cost          Value          Cost         Value
                               ---------     ---------      ---------     ---------
         Within one
           year              $ 7,050,000    $ 7,024,501    $1,166,000     $1,166,000
         2-5 years            10,288,941     10,132,443
         6-10 years            3,828,349      3,648,374
         Over 10 years         8,298,549      7,728,386
                             -----------    -----------    ----------     ----------
                             $29,465,839    $28,533,704    $1,166,000     $1,166,000
                             ===========    ===========    ==========     ==========

        Securities pledged to secure public and trust deposits and borrowed funds had a carrying value of $1,000,000 and a market value of $1,053,000 at June 30, 1996.

NOTE 4 - LOANS

        Major classifications of loans at June 30, 1996, were as follows:

             Commercial, financial, and agricultural            $ 5,755,320
             Real estate - mortgage                               4,830,652
             Installment                                          1,751,853
                                                                -----------
                    Total loans                                 $12,337,825
                                                                ===========

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LOANS (continued)

         Certain directors and executive officers of the bank, including their immediate families, companies in which they are principal owners, and trusts in which they are involved, were loan customers of the bank during 1996. Such loans were made in the ordinary course of business at normal credit terms, including interest rate and collateralization, and do not represent more than a normal risk of collection. The aggregate dollar amount of these loans was $10,786 at June 30, 1996. During 1996, $11,000 of new loans were made and repayments totalled $31,899.

         Loans on which the accrual of interest has been discontinued or reduced amounted to $112,504 at June 30, 1996. If these loans had been current throughout their terms, interest income for the nonaccrual period would have approximated $10,309 for 1996. Interest income which has been recorded amounted to $7,801 for 1996 for these nonaccrual loans.

         Changes in the allowance for loan losses for 1996 were as follows:

                 Balance at beginning of year         $123,214

                 Loans charged off                       2,544
                                                      --------

                 Balance at end of year               $120,670
                                                      ========

         The provision for credit losses charged to expense is based upon the bank's credit loss experience and an evaluation of potential losses in the current loan portfolio, including the evaluation of impaired loans under SFAS 114. A loan is considered to be impaired when, based upon current information and events, it is probable that the bank will be unable to collect all amounts due according to the contractual terms of the loan.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LOANS (continued)

         The following table summarizes activity in investment in loans during 1996 that have declined in value and related interest income and allowance for credit losses accounts:

             Impaired loans at June 30, 1996                $112,665

             Impaired loans at June 30, 1996 allowed for    $112,655

             Average impaired loans during the period       $114,206

             Interest income recognized while loans
               impaired                                     $ 14,321

             Interest income using a cash-basis method      $  7,801

             Allowance as of January 1 (date of adoption)   $ 11,606
             Additions during the year                            29
             Recoveries of amounts previously written off        368
                                                            --------
             Balance at June 30, 1996                       $ 11,267
                                                            ========

NOTE 5 - BANK PREMISES AND EQUIPMENT

             Bank premises and equipment at June 30, 1996, were as follows:

               Land                                         $ 17,925
               Buildings and improvements                    457,044
               Equipment                                     316,940
                                                            --------
                                                             791,909
                  Less accumulated depreciation              716,615
                                                            --------
                                                            $ 75,294
                                                            ========

                Depreciation expense aggregated $24,872 in 1996.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - OTHER REAL ESTATE

         Other real estate of $215,427, net of an allowance for other real estate losses of $56,436, is included in other assets.

         Net cost of operation of other real estate for June 30, 1996 is summarized below:

                 Loss on disposition of properties
                   and other costs                          $50,507
                                                            -------

                       Net costs                            $50,507
                                                            =======


         Changes in the allowance for losses on other real estate at June 30, 1996, were as follows:

                 Balance at beginning of year               $17,948
                 Provision charged to cost of
                   operation of other real estate            38,488
                                                            -------

                 Balance at end of year                     $56,436
                                                            -------


NOTE 7 - SHORT-TERM BORROWINGS

         There were no outstanding balances on short-term borrowings at June 30, 1996, or at any time during the year.

NOTE 8 - DIVIDEND AND CAPITAL RESTRICTIONS

         As of June 30, 1996, undistributed earnings of the subsidiary, included in consolidated retained earnings, available for distribution to the company as dividends without prior approval of regulatory authorities was $2,390,328.

         Federal Reserve Board standards require banks and bank holding companies to maintain capital based on "risk-adjusted" assets. All banks are required to meet a minimum ratio of 8% of qualifying total capital to risk-adjusted total assets and a ratio of at least 4% of Tier 1 capital to risk-adjusted assets. Capital that qualifies as Tier 2 capital is limited to 100% of Tier 1 capital. The minimum leverage ratio requirement is to maintain Tier 1 capital of at least 3% of average quarterly assets.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - DIVIDEND AND CAPITAL RESTRICTIONS (continued)

         The Tier 1 capital, total (Tier 1 and Tier 2) capital, and leverage ratios for the company at June 30, 1996, were 48.2% 48.9%, and 16.7%, respectively.

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and financial guarantees.

         The company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contract or notional amount of those instruments. The company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                    Contract or Notional Amount
           Financial instruments whose
             contract amounts represent
             credit risk:
               Commitments to extend credit                 $2,024,000
               Standby letters of credit and
                 financial guarantees written                  185,000

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the company upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - Standby letters of credit and financial guarantees written are conditional commitments issued by the company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements. The guarantees expire in decreasing amounts through 1998, with the majority expiring within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The company does not require collateral as support for the commitments. Collateral is obtained based on loan policies upon use of a commitment by a customer.

NOTE 10 - INCOME TAX EXPENSE

          The components of income tax expense for the year ended June 30, 1996, are as follows:

                  Taxes currently payable
                    Federal                         $326,119
                    State                              2,153
                                                    --------
                                                     328,272
                                                    --------

                 Deferred income taxes
                    Federal                          (59,284)
                    State                           --------

                                                     (59,284)
                                                    --------
                       Total expense                $268,988
                                                    ========

          Income tax expense associated with realized securities gains was $0 for 1996 due to capital loss carryovers available to offset gains.

          Deferred income tax provisions are related primarily to loan loss reserves, available for sale security reserves, the use of cash basis for tax purposes, capital loss carryovers, and accretion income recognition differences.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - INCOME TAX EXPENSE (continued)

          Deferred tax assets (liabilities) are comprised of the following at June 30, 1996:

             Allowance for loan losses                 $(19,784)
             Accrual to cash difference                  29,057
             Accretion on bonds                         (10,260)
             Capital loss carryover                      68,987
             State net operating loss carryforward      369,581
             Market value adjustment on securities
               held for sale                            316,926
                                                       --------
                Total gross deferred tax assets        $754,507
                                                       --------


         A valuation allowance is comprised of the following at June 30, 1996:

             Amounts not to be realized due to
               corporate ownership change and
               merger:

                 State net operating loss
                   carryover                           $369,581

                 State tax effect of other items
                   listed in above section               15,114

             Estimated amounts not realizable due
               to capital loss carryover rules          289,935
                                                       --------
                Total deferred tax valuation
                  allowance                            $674,630
                                                       ========

                Net deferred tax assets                $ 79,877
                                                       ========

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - INCOME TAX EXPENSE (continued)

          The provision for income taxes differs from the amount of income tax determined by applying the statutory federal income tax rate to pretax income as a result of the following differences:

             Income tax based on statutory rate         $194,837
             State income taxes, net of federal
               tax benefit                                 1,429
             Interest exempt from federal taxes          (48,705)
             Expenditures specifically not deductible     59,619
             Accrual to cash recognition                  96,456
             Other income not taxed                      (17,922)
             Other                                       (16,726)
                                                        --------

             Provision based on effective tax rates     $268,988
                                                        ========

NOTE 11 - EARNINGS PER COMMON SHARE

          Earnings per share are based on the weighted average number of shares outstanding of 3,241.

NOTE 12 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL
             INSTRUMENTS

          Provided below is the information required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS 107). These amounts represent estimates of fair values at a point in time. Significant estimates regarding economic conditions, loss experience, risk characteristics associated with particular financial instruments and other factors were used for the purposes of this disclosure. These estimates are subjective in nature and involve matters of judgment. Therefore, they cannot be determined with precision. Changes in the assumptions could have a material impact on the amounts estimated.

          Many of the bank's financial instruments lack an available trading market. Furthermore, most of the financial instruments are intended to be held to maturity. Therefore, it is not probable that the fair values shown will be realized in a current transaction.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL
             INSTRUMENTS (continued)

          The estimated fair values disclosed do not reflect the value of assets and liabilities that are not considered financial instruments. In addition, the significant value of long-term relationships with depositors and other customers are not reflected.

          A. CASH AND DUE FROM BANKS

             These instruments are, by definition, short-term and do not present any unanticipated credit issues. Therefore, the carrying amount is a reasonable estimate of fair value.

          B. INVESTMENT SECURITIES

             The estimated fair values of securities are provided in Note 3 to the financial statements. These are based on quoted market prices, when available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

          C. LOANS

             The carrying amount (total outstanding excluding unearned income and reserve for loan losses) and estimated fair value of loans outstanding at June 30, 1996, is $12,338,000 and $12,320,000,
             respectively. In order to determine the fair values for loans, the loan portfolio was segmented based on loan type, credit quality and repricing characteristics. For certain variable rate loans with no significant credit concerns and frequent repricings, estimated fair values are based on the carrying values.

             The fair values of other loans are estimated using discounted cash flow analyses. The discount rates used in these analyses are generally based on origination rates for similar loans of comparable credit quality. However, where appropriate, adjustments have been made so as to more accurately reflect market rates. Maturity estimates are based on historical experience with prepayments and current economic and lending conditions.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL
             INSTRUMENTS (continued)

          D. DEPOSITS

             The carrying amount and estimated fair value of deposits outstanding at June 30, 1996, is $46,863,000 and $47,037,000,
             respectively. Under SFAS 107, the fair value of deposits with no stated maturity is equal to the amount payable on demand. Therefore, the fair value estimates for these products do not reflect the benefits that the bank receives from the low-cost, long-term funding they provide. These benefits are significant. The estimated fair values of fixed rate time deposits are based on discounted cash flow analyses. The discount rates used in these analyses are based on market rates currently offered for deposits of similar remaining maturities. Because of the repricing characteristics and the competitive nature of the bank's rates offered on variable rate time deposits, carrying amount is a reasonable estimate of the fair value.

          E. COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT, AND LETTERS OF CREDIT

             Pricing of these financial instruments is based on the credit quality and relationship, fees, interest rates, probability of funding, and compensating balance and other covenants or requirements. Loan commitments generally have fixed expiration dates, are variable rate and contain termination and other clauses which provide for relief from funding in the event that there is a significant deterioration in the credit quality of the customer. Many loan commitments are expected to, and typically do, expire without being drawn upon. The carrying amounts are reasonable estimates of the fair value of these financial instruments. Carrying amounts are comprised of the unamortized fee income and, where necessary, reserves for any expected credit losses from these financial instruments.

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - CONDENSED FINANCIAL INFORMATION - PARENT
            COMPANY ONLY

                           FOUR SEASONS OF WIS., INC.
                             (Parent Company Only)
                            CONDENSED BALANCE SHEET
                                 June 30, 1996

                ASSETS

        Cash                                              $      947
        Investment in subsidiary                           8,725,202
                                                          ----------
            Total assets                                  $8,726,149
                                                          ==========

                LIABILITIES AND STOCKHOLDER EQUITY

        Liabilities
          Income taxes payable                           $    7,774
                                                         ----------

            Total liabilities                                 7,774
         Stockholder equity                               8,718,375
                                                         ----------
            Total liabilities and stockholder equity     $8,726,149
                                                         ==========

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - CONDENSED FINANCIAL INFORMATION - PARENT
            COMPANY ONLY (continued)

                           FOUR SEASONS OF WIS., INC.
                             (Parent Company Only)

                         CONDENSED STATEMENTS OF INCOME
                        For the Year Ended June 30, 1996

          Income
            Rent from the bank                              $ 50,000
            Interest                                           4,873
                                                            --------

                Total income                                  54,873
                                                            --------
          Expenses
            Depreciation                                       8,713
            Other                                            195,982
            Income tax                                        10,084
                                                            --------
                Total expenses                               214,779
                                                            --------

                Loss before equity in undistributed net
                  income of subsidiary                      (159,906)

          Equity in undistributed net income of subsidiary   463,969
                                                            --------
                NET INCOME                                  $304,063
                                                            ========

                           FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - CONDENSED FINANCIAL INFORMATION - PARENT
            COMPANY ONLY (continued)

                           FOUR SEASONS OF WIS., INC.
                             (Parent Company Only)

                       CONDENSED STATEMENT OF CASH FLOWS
                        For the Year Ended June 30, 1996

          CASH FLOWS FROM OPERATING ACTIVITIES:
            Interest received                               $   4,873
            Rent received                                      50,000
            Cash paid to suppliers                           (195,982)
            Income tax paid                                   (15,682)
                                                            ---------
              Net cash used in operating activities          (156,791)
                                                            ---------
          CASH FLOWS FROM INVESTING ACTIVITIES:
            Sale of other assets                               57,459
                                                            ---------

              Net cash provided by investing activities        57,459

              Net decrease in cash                            (99,332)

          Cash at beginning of year                           100,279
                                                            ---------
          Cash at end of year                               $     947
                                                            =========

          Reconciliation of net income to net cash
            used in operating activities:
              Net income                                    $ 304,063
              Adjustments to reconcile net income to net
                cash provided by operating activities:
                  Depreciation                                  8,713
                  Undistributed earnings of subsidiary       (463,969)
                  Change in accrued taxes payable              (5,598)
                                                            ---------
              Net cash used in operating activities         $(156,791)
                                                            =========

                          FOUR SEASONS OF WIS., INC.
                               Manawa, Wisconsin
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - ACQUISITION

          Subsequent to year end on July 1, 1996, all of the outstanding shares of the company were purchased by Baylake Corp. The purchase price was $13.8 million plus an amount to be based on the company's net income for the six months ended June 30, 1996.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

               BAYLAKE CORP. AND FOUR SEASONS OF WISCONSIN, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                At June 30, 1996
                                 (In thousands)

    The following Unaudited Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheets of Baylake and Four Seasons giving effect to the Merger, which will be accounted for as a purchase, as if it had been effective on June 30, 1996. This information should be read in conjunction with the historical consolidated financial statements (and notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations of Baylake and Four Seasons, and the condensed consolidated historical and other pro forma financial information (including the notes thereto) appearing elsewhere herein. The pro forma financial data presented below is not necessarily indicative of the actual financial position that would have occurred had the Merger been consummated on June 30, 1996, or that may be obtained in the future.

                                                         Four        Pro Forma     Pro Forma
                                            Baylake     Seasons     Adjustments    Combined
                                            -------     -------     -----------    ---------
    ASSETS
Cash and due from banks                     $ 13,860    $ 1,130      $              $ 14,990
Investment securities available for sale      61,389                                  61,389
Investment securities held to maturity        11,192     29,700                       40,892
Loans                                        231,174     12,338                      243,512
    Allowance for loan losses                 (2,775)      (121)                      (2,896)
                                            --------    -------      --------       --------
       Loans, net                            228,399     12,217                      240,616
Federal funds sold                                       11,854       (11,854)
Bank premises and equipment                   10,056         75                       10,131
Accrued interest receivable                    2,779        482                        3,261
Income taxes receivable                          249                                     249
Deferred income taxes                          1,002         80                        1,082
Other assets                                   3,136        241         4,467          7,844
                                            --------    -------      --------       --------
       Total assets                         $332,062    $55,779      $              $380,454
                                            ========    =======      ========       ========

    LIABILITIES

Non-interest bearing deposits               $ 37,511    $ 3,214      $              $ 40,725
Interest bearing deposits                    240,386     43,648                      284,034
                                            --------    -------      --------       --------
       Total deposits                        277,897     46,862                      324,759

Short-term borrowings                         13,023                    1,946         14,969
Long-term debt                                   422                                     422
Accrued expenses and other liabilities         3,725        468                        4,193
Accrued income taxes                                         21                           21
                                            --------    -------      --------       --------
       Total liabilities                     295,067     47,351                      344,364
                                            --------    -------      --------       --------
           STOCKHOLDERS' EQUITY

Common stock                                  12,274        313          (313)        12,274
Additional paid-in capital                     5,954        622          (622)         5,954
Reserve for market adjustment of securities     (352)      (905)                      (1,257)
Retained earnings                             19,168      8,398        (8,398)        19,168
   Treasury stock                                (49)                                    (49)
                                            --------    -------      --------       --------
       Total stockholders' equity             36,995      8,428                       36,090
                                            --------    -------      --------       --------
       Total liabilities and stockholders'
          equity                            $332,062    $55,779      $              $380,454
                                            ========    =======      ========       ========


               BAYLAKE CORP. AND FOUR SEASONS OF WISCONSIN, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                  (In thousands, except per common share data)


           The following Unaudited Pro Forma Combined Statement of Income Summary combines the historical Consolidated Statements of Income of Baylake and Four Seasons giving effect to the Merger, which will be accounted for as a purchase, as if it had been effective as of the beginning of the period indicated. This information should be read in conjunction with the historical consolidated financial statements (and notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations of Baylake and Four Seasons, and the condensed consolidated historical and other pro forma financial information (including the notes thereto) appearing elsewhere herein. The pro forma financial data presented below is not necessarily indicative of the actual financial results that would have occurred had the Merger been consummated on January 1, 1995, or that may be obtained in the future.

                                                Six Months             Year Ended
                                           Ended June 30, 1996      December 31, 1995
                                           -------------------      -----------------
Interest income
   Interest and fees on loans                     $10,711               $21,189
   Interest on investment securities
      Taxable                                       2,711                 5,552
      Exempt from federal income taxes                805                 1,409
      Other interest income                            35                   281
                                                  -------               -------
         Total interest income                     14,262                28,431
Interest expense
   Interest on deposits                             6,367                11,833
   Interest on short-term borrowings                  199                   252
   Interest on long-term debt                          21                    41
                                                  -------               -------
         Total interest expense                     6,587                12,126
         Net interest income                        7,675                16,305
Provision for loan losses                             181                   250
                                                  -------               -------
         Net interest income after provision for
           loan losses                              7,494                16,055

Other income
   Fees from fiduciary activities                     273                   394
   Fees for other services to customers             1,233                 1,141
   Securities gains, net                               13                  (212)
   Other income                                       207                   690
                                                  -------               -------
         Total other income                         1,726                 2,013
Other expenses
   Salaries and employee benefits                   3,347                 5,882
   Occupancy expense                                  389                   748
   Equipment expense                                  381                   669
   Data processing and courier                        274                   762
   Operation of other real estate                    (127)                  (71)
   Other operating expenses                         1,480                 2,822
                                                  -------               -------
         Total other expenses                       5,744                10,812
         Income before income taxes                 3,476                 7,256
Income tax expense                                  1,190                 2,240
                                                  -------               -------
         Net income                               $ 2,286               $ 5,016
                                                  =======               =======
Net income per share                              $.93                   $2.04
Weighted average shares outstanding               2,453                  2,453

               BAYLAKE CORP. AND FOUR SEASONS OF WISCONSIN, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     For the Six Months Ended June 30, 1996

     The following Unaudited Pro Forma Combined Statements of Income combine the historical Consolidated Statements of Income of Baylake and Four Seasons giving effect to the Merger, which will be accounted for as a pooling of interests, as if it had been effective as of the beginning of the periods indicated. This information should be read in conjunction with the historical consolidated financial statements (and notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations of Baylake and Four Seasons, and the condensed consolidated historical and other pro forma financial information (including the notes thereto) appearing elsewhere herein. The pro forma financial data presented below is not necessarily indicative of the actual financial results that would have occurred had the Merger been consummated at the beginning of the periods indicated, or that may be obtained in the future.

               BAYLAKE CORP. AND FOUR SEASONS OF WISCONSIN, INC.
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         Six Months Ended June 30, 1996
                  (In thousands, except per common share data)

                                                                 Four      Pro Forma
                                                    Baylake     Seasons    Combined
                                                    -------     -------    ---------
Interest income
   Interest and fees on loans                       $10,099      $  612     $10,711
   Interest on investment securities
      Taxable                                         1,464       1,247       2,711
      Exempt from federal income taxes                  739          66         805
   Other interest income                                 35                      35
                                                    -------      ------     -------
         Total interest income                       12,337       1,925      14,262
Interest expense
   Interest on deposits                               5,112       1,255       6,367
   Interest on short-term borrowings                    199                     199
   Interest on long-term debt                            21                      21
                                                    -------      ------     -------
         Total interest expense                       5,332       1,255       6,587
         Net interest income                          7,005         670       7,675
Provision for loan losses                               181                     181
                                                    -------      ------     -------
         Net interest income after provision
            for loan losses                           6,824         670       7,494
Other income
   Fees from fiduciary activities                       273                     273
   Fees for other services to customers               1,185          48       1,233
   Securities gains, net                                             13          13
   Other income                                         170          37         207
                                                    -------      ------     -------
         Total other income                           1,628          98       1,726
Other expenses
   Salaries and employee benefits                     3,069         278       3,347
   Occupancy expense                                    360          29         389
   Equipment expense                                    374           7         381
   Data processing and courier                          255          19         274
   Operation of other real estate                      (170)         43        (127)
   Other operating expenses                           1,175         305       1,480
                                                    -------      ------     -------
         Total other expenses                         5,063         681       5,744
         Income before income taxes                   3,389          87       3,476
Income tax expense                                    1,012         178       1,190
                                                    -------      ------     -------
         Net income                                 $ 2,377      $  (91)    $ 2,286
                                                    =======      ======     =======
Net income per share                                 $.97       $(28.05)    $.93
Weighted average shares outstanding                  2,453           3      2,453


               BAYLAKE CORP. AND FOUR SEASONS OF WISCONSIN, INC.
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          Year Ended December 31, 1995
                  (In thousands, except per common share data)

                                                                   Four      Pro Forma
                                                       Baylake    Seasons    Combined
                                                       -------    -------    ---------
Interest income
   Interest and fees on loans                          $20,192     $  997     $21,189
   Interest on investment securities
      Taxable                                            3,298      2,254       5,552
      Exempt from federal income taxes                   1,247        162       1,409
   Other interest income                                   281                    281
                                                       -------     ------     -------
         Total interest income                          25,018      3,413      28,431
Interest expense
      Interest on deposits                               9,840      1,993      11,833
      Interest on short-term borrowings                    250          2         252
      Interest on long-term debt                            41                     41
                                                       -------     ------     -------
         Total interest expense                         10,131      1,995      12,126
         Net interest income                            14,887      1,418      16,305
Provision for loan losses                                  250                    250
                                                       -------     ------     -------
         Net interest income after provision
            for loan losses                             14,637      1,418      16,055
Other income
   Fees from fiduciary activities                          394                    394
   Fees for other services to customers                  1,041        100       1,141
   Securities gains, net                                     4       (216)       (212)
   Other income                                            611         79         690
                                                       -------     ------     -------
         Total other income                              2,050        (37)      2,013
Other expenses
   Salaries and employee benefits                        5,391        491       5,882
   Occupancy expense                                       690         58         748
   Equipment expense                                       632         37         669
   Data processing and courier                             707         55         762
   Operation of other real estate                          (84)        13         (71)
   Other operating expenses                              2,558        264       2,822
                                                       -------     ------     -------
         Total other expenses                            9,894        918      10,812
         Income before income taxes                      6,793        463       7,256
Income tax expense                                       2,149         91       2,240
                                                       -------     ------     -------
         Net income                                    $ 4,644     $  372     $ 5,016
                                                       =======     ======     =======
Net income per share                                   $ 1.89      $114.63     $2.04
Weighted average shares outstanding                     2,453         3        2,453


                                   SIGNATURES


    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              BAYLAKE CORP.


Date:  September 25, 1996                     By: STEVEN D. JENNERJOHN
                                                  -------------------------
                                                  STEVEN D. JENNERJOHN
                                                  Treasurer